       Exhibit 99.1

Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS FIRST QUARTER
2011 FINANCIAL RESULTS

Costa Mesa, Calif.– April 26, 2011–Ceradyne, Inc. (Nasdaq: CRDN) reported financial results for the first quarter ended March 31, 2011.

Sales for the first quarter 2011 were $150.1 million, compared with $110.0 million in the first quarter 2010. Net income for the first quarter 2011 increased to $23.6 million, or $0.94 per fully diluted share, compared to $5.0 million, or $0.20 per fully diluted share in the first quarter 2010. The net income for the first quarter 2011 included an acquisition related charge of $0.6 million or a reduction of approximately $0.01 to fully diluted earnings per share. The net income for the first quarter 2010 included a pre-tax charge for losses on auction rate securities of $1.9 million and an acquisition related credit of $84,000 which, combined, resulted in a reduction of approximately $0.04 to fully diluted earnings per share. Fully diluted average shares outstanding for the first quarter 2011 were 25,129,924 compared to 25,585,369 in the same period in 2010.

Taking into consideration the strong financial results in the first quarter of 2011 tempered by the continued uncertainty of body armor shipments in the latter part of the second half of 2011, the Company is increasing its 2011 full-year guidance to a range of $3.10 to $3.50 fully diluted earnings per share and a range of $570 million to $600 million in sales. The prior 2011 guidance issued on March 9, 2011 was $2.35 to $2.70 earnings per fully diluted share and $505 million to $560 million in sales.

Gross profit margin was 38.7% of net sales in the first quarter 2011 compared to 23.1% in the same period in 2010. The provision for income taxes was 32.3% in the first quarter 2011, compared to 23.5% in the first quarter 2010.

New orders for the first quarter 2011 were $231.7 million, compared to $105.7 million for the same period last year. Total order backlog as of March 31, 2011 was $267.4 million, compared to $130.8 million at March 31, 2010.

Joel P. Moskowitz, Ceradyne president and chief executive officer, commented: “We are extremely pleased with Ceradyne’s first quarter performance. Almost all areas reflected an excellent start to 2011. New orders of $231.7 million and an order backlog of $267.4 million indicate a strong 2011, as these numbers are double the Q1 2010 results as well as reflect a positive book-to-bill ratio of 1.54:1.00. Perhaps the most encouraging Q1 operating result is the continuing increase in gross margins. These Q1 results and a cautiously optimistic outlook for the balance of 2011 are the basis for increasing our 2011 guidance.”

Mr. Moskowitz further stated, “Our recently acquired VIOX operation continued to exceed internal expectations and we have committed to significantly increase its capacity in the field of bio-active materials in anticipation of increasing demand for VIOX materials as a component in consumer dental products.

“The new high purity fused silica ceramic solar crucible factory in Tianjin, China, commenced initial shipments of its crucibles to Ceradyne’s key accounts for qualification in February and March. All Ceradyne customers who received initial crucibles from the new Tianjin factory have approved them for production quantities which will begin shipping in Q2, 2011.

"While the projected Enhanced Combat Helmet (ECH) procurement has been delayed, our outlook for the recently introduced PetroCeram® ceramic sand screens has strengthened."

Conference Call and Webcast Information
Ceradyne will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT) to review the financial results for the first quarter ended March 31, 2011. To participate in the teleconference, please call toll free 800-949-2163 (or 719-325-2250 for international callers) approximately 10 minutes prior to the above start time and provide Conference ID 7738791. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephone playback will be available beginning at 12:00 p.m. PDT on April 26 through 11 a.m. PDT on April 28, 2011. The playback can be accessed by calling 888-203-1112 (or 719-457-0820 for international callers) and providing Conference ID 7738791.

Information about Ceradyne, Inc.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, energy, automotive/diesel and commercial applications.

In many high performance applications, products made of advanced technical ceramics meet specifications that similar products made of metals, plastics or traditional ceramics cannot achieve. Advanced technical ceramics can withstand extremely high temperatures, combine hardness with light weight, are highly resistant to corrosion and wear, and often have excellent electrical capabilities, special electronic properties and low friction characteristics. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
NET SALES	$150,102	$110,038
COST OF GOODS SOLD	92,014	84,672
Gross profit	58,088	25,366
OPERATING EXPENSES
Selling, general and administrative	18,836	13,904
Acquisition related charge (credit)	584	(88)
Research and development	3,067	2,944
TOTAL OPERATING EXPENSES	22,487	16,760
INCOME FROM OPERATIONS	35,601	8,606

OTHER INCOME (EXPENSE):
Interest income	798	899
Interest expense	(1,448)	(1,586)
Loss on auction rate securities	-	(1,927)
Miscellaneous	(87)	529
	(737)	(2,085)
INCOME BEFORE PROVISION FOR INCOME TAXES	34,864	6,521
PROVISION FOR INCOME TAXES	11,269	1,531
NET INCOME	$23,595	$4,990

NET INCOME PER COMMON SHARE:
BASIC	$0.95	$0.20
DILUTED	$0.94	$0.20

SHARES USED IN COMPUTING PER COMMON SHARE AMOUNTS:
BASIC	24,839	25,411
DILUTED	25,130	25,585

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31, 2011	December 31, 2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$49,085	$53,436
Short-term investments	191,855	192,860
Accounts receivable, net of allowances for doubtful accounts of $1,060
and $685 at March 31, 2011 and December 31, 2010, respectively	73,099	53,019
Other receivables	20,829	17,553
Inventories	101,509	94,258
Production tooling, net	18,831	10,037
Prepaid expenses and other	33,565	38,653
Deferred tax asset	6,832	6,808
TOTAL CURRENT ASSETS	495,605	466,624
PROPERTY, PLANT AND EQUIPMENT, net	251,879	243,681
LONG TERM INVESTMENTS	20,186	26,187
INTANGIBLE ASSETS, net	105,432	83,475
GOODWILL	50,781	43,219
OTHER ASSETS	2,647	2,127
TOTAL ASSETS	$926,530	$865,313

CURRENT LIABILITIES
Accounts payable	$27,536	$25,738
Accrued expenses	30,033	24,603
Income taxes payable	3,217	1,869
TOTAL CURRENT LIABILITIES	60,786	52,210
LONG-TERM DEBT	86,489	85,599
EMPLOYEE BENEFITS	23,357	22,269
OTHER LONG TERM LIABILITIES	54,477	41,902
DEFERRED TAX LIABILITY	11,776	11,124
TOTAL LIABILITIES	236,885	213,104

COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 24,893,158 and 24,713,126 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	250	247
Additional paid-in capital	144,755	141,973
Retained earnings	523,127	499,532
Accumulated other comprehensive income	21,513	10,457
TOTAL STOCKHOLDERS’ EQUITY	689,645	652,209
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$926,530	$865,313
1

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,595	$4,990
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	9,749	9,178
Amortization of bond premium	375	-
Non cash interest expense on convertible debt	889	827
Deferred income taxes	382	174
Stock compensation	972	964
Loss on marketable securities	113	1,927
Loss on equipment disposal	49	4
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	(16,694)	(7,035)
Other receivables	(2,984)	(8,863)
Inventories	(2,502)	9,672
Production tooling, net	(3,424)	1,498
Prepaid expenses and other assets	477	3,300
Accounts payable and accrued expenses	4,222	(134)
Income taxes payable	1,249	-
Other long term liability	1,086	(328)
Employee benefits	205	140
NET CASH PROVIDED BY OPERATING ACTIVITES	17,759	16,314

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(7,677)	(6,851)
Changes in restricted cash	-	3,130
Purchases of marketable securities	(240)	(344)
Proceeds from sales and maturities of marketable securities	7,000	12
Proceeds from sale of equipment	1,339	284
Acquisition of business	(27,673)	-
NET CASH USED IN INVESTING ACTIVITIES	(27,251)	(3,769)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	897	24
Excess tax benefit due to exercise of stock options	1,771	7
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,668	31
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	2,473	(963)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,351)	11,613
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	53,436	122,154
CASH AND CASH EQUIVALENTS, END OF PERIOD	$49,085	$133,767

CERADYNE, INC.
SEGMENT FINANCIAL INFORMATION
(Amounts in thousands)

The financial information for all segments is presented below (in thousands):

	Three Months Ended March 31,
	2011	2010

Revenue from External Customers
Advanced Ceramic Operations	$76,630	$54,088
ESK Ceramics	40,123	31,748
Thermo Materials	31,111	19,847
Boron	7,940	6,519
Inter-segment elimination	(5,702)	(2,164)
Total	$150,102	$110,038

Depreciation and Amortization
Advanced Ceramic Operations	$2,871	$2,432
ESK Ceramics	3,139	3,303
Thermo Materials	1,686	1,345
Boron	2,053	2,098
Total	$9,749	$9,178

Segment Income (Loss) from Operations and Income before Provision for Income Taxes
Advanced Ceramic Operations	$17,014	$2,823
ESK Ceramics	7,805	2,710
Thermo Materials	10,854	5,253
Boron	-	(2,157)
Inter-segment elimination	(72)	(23)
Total segment income from operations	$35,601	$8,606
Other expense	(737)	(2,085)
Total Income before Provision for Income Taxes	$34,864	$6,521

Segment Assets
Advanced Ceramic Operations	$453,886	$416,875
ESK Ceramics	185,070	192,166
Thermo Materials	161,065	107,995
Boron	126,509	128,223
Total	$926,530	$845,259

Expenditures for Property, Plant & Equipment
Advanced Ceramic Operations	$1,400	$1,500
ESK Ceramics	678	487
Thermo Materials	4,949	3,389
Boron	650	1,475
Total	$7,677	$6,851

CERADYNE, INC.
OPERATING SEGMENT AND MARKET APPLICATION INFORMATION
(Amounts in thousands)

The tables below show, for each of our four operating segments, revenues and operating income in the periods indicated.

Segment revenues (in millions):
	Three Months Ended March 31,
	2011	2010	Change
Advanced Ceramic Operations	$76.7	$54.1	41.7%
ESK Ceramics	40.1	31.7	26.4%
Thermo Materials	31.1	19.8	56.8%
Boron	7.9	6.5	21.8%
Inter-segment elimination	(5.7)	(2.1)	162.8%
Total	$150.1	$110.0	36.4%

Segment operating income (loss) (in millions):
	Three Months Ended March 31,
	2011	2010	Change
Advanced Ceramic Operations	$17.0	$2.8	502.7%
ESK Ceramics	7.8	2.7	188.0%
Thermo Materials	10.9	5.3	106.6%
Boron	-	(2.2)	n/m *
Inter-segment elimination	(0.1)	-	n/m *
Total	$35.6	$8.6	313.7%
* Not meaningful

We categorize our products into five market applications. The table below shows our sales by market application and the percentage contribution to our total sales of each market application in the different time periods.

	Three Months Ended March 31,
	2011		2010
	Sales	%	Sales	%
Defense	$64.8	43.1	$45.7	41.5
Industrial	39.5	26.3	33.3	30.3
Energy	33.1	22.1	18.7	17.0
Automotive/Diesel	9.7	6.5	9.4	8.6
Commercial	3.0	2.0	2.9	2.6
Total	$150.1	100.0%	$110.0	100.0%

CERADYNE, INC.
NON-GAAP FINANCIAL INFORMATION
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
GAAP income from operations	$35,601	$8,606
1. Acquisition related charge (credit)	584	(88)

Non-GAAP income from operations before acquisition charges	$36,185	$8,518

GAAP net income	$23,595	$4,990

Reconciling items:
Special charges
1. Acquisition related charge (credit)	584	(88)
2. Loss on auction rate securities	-	1,927
Total special charges	584	1,839
Total tax effect on non-GAAP adjustments (A)	(231)	(726)
Non-GAAP net income	$23,948	$6,103

Diluted non-GAAP income per share	$.95	$.24
Increase due to Non-GAAP adjustments	$.01	$.04
Diluted GAAP income per share	$.94	$.20

(A)  The tax effect on pre-tax non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

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